Exhibit 1.1

ORIX CORPORATION

(a joint stock corporation incorporated under the laws of Japan)

Shares of Common Stock

in the form of Shares or American Depositary Shares

INTERNATIONAL UNDERWRITING AGREEMENT

Dated: [                    ], 2009

ORIX CORPORATION

(a joint stock corporation incorporated under the laws of Japan)

[            ] Shares of Common Stock, no par value

in the form of Shares or American Depositary Shares

INTERNATIONAL UNDERWRITING AGREEMENT

[                    ], 2009

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

4 World Financial Center

New York, New York 10080

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

ORIX Corporation, a joint stock corporation incorporated under the laws of Japan (the “Company”), confirms its agreement with each of UBS Securities LLC (“UBS”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. Incorporated (“Morgan Stanley”), acting as international joint bookrunners (the “International Underwriters”), with respect to the issue and sale by the Company in the United States and elsewhere outside of Japan (the “International Offering”) and the purchase by the International Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, no par value (the “Common Stock”), of the Company set forth in Schedule A hereto (the “International Firm Shares”). The Company has also granted an option to the International Underwriters to purchase up to [            ] additional shares of Common Stock (the “International Option Shares” and, together, with the International Firm Shares, the “International Shares”).

Investors may elect to take delivery of some or all of the International Shares purchased in the International Offering in the form of American Depositary Shares (“ADSs”). The ADSs, if any are to be delivered, will be issued pursuant to a deposit agreement (the “Original Deposit Agreement”) dated as of September 16, 1998 entered into among the Company, Citibank, N.A. as depositary (the “Depositary”), and the holders and beneficial owners of ADSs issued thereunder, as amended by the letter agreement, dated as of October 29, 2007 (together with the Original Deposit Agreement, the “Deposit Agreement”) between the Company and the Depositary. Each ADS, if any are to be delivered, will represent one-half (0.5) of one share of Common Stock.

It is understood by all the parties hereto that the Company is concurrently entering into an underwriting agreement (the “Japanese Underwriting Agreement”) providing for the sale by the Company in Japan (the “Japanese Offering”) of an aggregate of [            ] shares of Common Stock (the “Japanese Shares”) through arrangements with certain underwriters in Japan (the “Japanese Underwriters”) for which UBS Securities Japan Ltd and Nikko Citigroup Limited are acting as representatives.

The International Underwriters and the Japanese Underwriters are hereinafter collectively called the “Global Underwriters.” This International Underwriting Agreement and the Japanese Underwriting Agreement

are hereinafter collectively called the “Global Underwriting Agreements.” The International Shares and the Japanese Shares are hereinafter called the “Shares.” The International Offering and the Japanese Offering are hereinafter called the “Global Offering.”

You have advised us that, concurrently with entering into the Global Underwriting Agreements, the Global Underwriters will enter into an Intersyndicate Agreement (the “Intersyndicate Agreement”), which provides, among other things, that UBS Securities Japan Ltd, Merrill Lynch Japan Securities Co., Ltd., Morgan Stanley Japan Securities Co., Ltd. and Nikko Citigroup Limited shall act as the joint global coordinators (the “Joint Global Coordinators”) for the Global Offering and shall have the authority to manage the distribution of the Shares among the International Underwriters and the Japanese Underwriters.

The Company understands that the International Underwriters propose to make a public offering of the International Shares as soon as they deem advisable after this Agreement has been executed and delivered.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (No. 333-[            ]), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the International Shares under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430A, 430B or 430C under the 1933 Act is referred to as “Rule 430 Information.” Each prospectus used in connection with the offering of the International Shares that omitted Rule 430 Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As used herein, the Original Registration Statement includes a supplement for use in Canada that is attached to and made a part thereof (the “Canadian Wrapper”). The final prospectus in the form first furnished to the International Underwriters for use (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with the offering of the International Shares, including the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus” (which term shall include, if any ADSs are to be delivered, the ADS Prospectus (as defined below) unless the context otherwise requires). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

The Company and the Depositary have also jointly filed with the Commission a registration statement on Form F-6 (No. 333-9384), filed on September 11, 1998, and a related prospectus, which may be in the form of an American Depositary Receipt (“ADR”) certificate (the “Original Registration Statement on Form F-6”), for the registration under the 1933 Act of the ADSs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, including Post-effective Amendment No. 1 to the Original Registration Statement on Form F-6 jointly filed by the Company and the Depositary with the Commission on [            ], 2009 (together with the Original Registration Statement on Form F-6, the “Registration Statement on Form F-6”), and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Registration Statement on Form F-6, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectus or prospectuses included therein, as then amended, are hereinafter called the “ADS Registration Statement” and (collectively) the “ADS Prospectus,” respectively.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each International Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof and each of the Time of Payment and Time of Fulfillment referred to in Section 2(c) hereof, and agrees with each International Underwriter, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations (“Rule 163(c)”)) made any offer relating to the International Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the International Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the International Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The ADS Registration Statement has become effective under the 1933 Act. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on July 2, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement or, if any ADSs are to be delivered, the ADS Registration Statement, has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the International Shares made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

If any ADSs are to be delivered, at the time the ADS Registration Statement became effective and at each of the Time of Payment and Time of Fulfillment, the ADS Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If any ADSs are to be delivered, the ADS Prospectus, at the time such ADS Prospectus or any amendment or supplement thereto was issued, at the Applicable Time and at each of the Time of Payment and Time of Fulfillment, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the International Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at each of the Time of Payment and Time of Fulfillment, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, including the Canadian Wrapper, at the time the Prospectus or any such amendment or supplement was issued and at each of the Time of Payment and Time of Fulfillment, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the International Underwriters for use in connection with the International Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (1) (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, (y) the Statutory Prospectus (as defined below) and (z) the pricing information included on Schedule B hereto (including, with respect to any ADSs to be delivered, the price per ADS, as calculated in accordance with the footnote to Schedule B), all considered together (collectively, the “General Disclosure Package”), nor (2) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [            ] (New York City time) on [            ], 2009 or such other time as agreed by the Company and the International Underwriters.

“Statutory Prospectus” as of any time means the prospectus relating to the International Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the International Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the International Shares or of the International Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the International Shares or until any earlier date that the Company notified or notifies the International Underwriters as described in Section 3(e) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by any International Underwriter expressly for use therein.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the International Shares in the International Offering and (c) at each of the Time of Payment and Time of Fulfillment, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv) Independent Accountants. KPMG AZSA & Co. (“KPMG”), the accountants who have audited the consolidated financial statements, and the related financial statement schedules, included in the Company’s annual report on Form 20-F for the year ended March 31, 2009 (the “Annual Report on Form 20-F”) and incorporated by reference in the Registration Statement, are an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act, the 1933 Act Regulations and the regulations adopted by the Public Company Accounting Oversight Board;

(v) Financial Statements. The annual financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as noted therein. The supporting schedules, considered in relation to the annual consolidated financial statements taken as a whole, present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. All other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable;

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(vii) Incorporation of the Company. The Company has been duly organized and is validly existing as a joint stock corporation (kabushiki kaisha) under the laws of Japan and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Global Underwriting Agreements and the Deposit Agreement; no steps have been made for the winding up of the Company under the laws of Japan; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

(viii) Incorporation of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or organized, is validly existing as a corporation and, in jurisdictions in which such concept is applicable, is in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where any such failure to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed in Exhibit 8.1 to the Annual Report on Form 20-F and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X;

(ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization and Indebtedness” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company, including the Shares, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Shares, was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Under the laws of Japan and the articles of incorporation, share handling regulations and other relevant internal rules of the Company, the International Shares may be freely transferred through the book-entry transfer system (the “Book-entry Transfer System”) under the Law Concerning Book-entry Transfer of Corporate Debt Securities and Stocks, etc. of Japan (the “Book-entry Transfer Law”) to the account of the Depositary against issuance of ADSs or, if ADRs are to be issued to evidence ADSs, ADRs evidencing ADSs. The International Shares are freely transferable by the Company to or for the account of the several International Underwriters and are freely transferable by the several International Underwriters to the initial purchasers thereof. There are no restrictions on subsequent transfers of the International Shares, except as described in the Registration Statement; and there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options, or agreements to grant warrants, rights or options, to purchase or to subscribe for, or obligations or commitments of the Company or any subsidiary to create, issue, sell or otherwise dispose of, any capital stock or other equity securities (or any such securities, warrants, rights, options or obligations) of the Company or any subsidiary (except, in the case of the Company, for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans of the Company referred to in the Prospectus or pursuant to the exercise of convertible securities or options of the Company referred to in the Prospectus);

(x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

(xi) Authorization and Description of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the descriptions of the ADSs contained in the ADS Prospectus and in the Prospectus under the caption “Description of Common Stock and American Depositary Shares” conform in all material respects to the rights set forth in the instruments defining the same; the description of the Deposit Agreement contained in the Prospectus under the caption “Description of Common Stock and American Depositary Shares” insofar as it purports to describe the provisions of the Deposit Agreement, is accurate in all material respects and fairly summarizes the Deposit Agreement; and no amendment to the Deposit Agreement will be required in connection with the offering, issuance or sale of the International Shares hereunder or the consummation of the transactions contemplated hereunder, including, if any ADSs are to be delivered, the issuance and delivery by the Depositary to the International Underwriters on the Date of Delivery of the ADSs and, if ADRs are to be issued to evidence ADSs, ADRs evidencing ADSs.

(xii) Authorization and Description of the Shares. The Shares have been duly authorized for issuance and sale to the Global Underwriters pursuant to the Global Underwriting Agreements and, when issued and delivered through the Book-entry Transfer System by the Company pursuant to the Global Underwriting Agreements against payment of the consideration set forth in the Global Underwriting Agreements, will be validly issued and fully paid and non-assessable; the Shares conform in all material respects to the description thereof contained in the Prospectus under the caption “Description of Common Stock and American Depositary Shares”; the issuance and sale to the Global Underwriters of the Shares is not subject to the preemptive or other similar rights of any security holder of the Company; holders of the Shares will be entitled to all the rights of shareholders as provided by the articles of incorporation of the Company, the share handling regulations of the Company and the Company Law of Japan; no holder of the Shares will be subject to personal liability by reason of being such a holder; and except as disclosed in the Prospectus, there are no restrictions on the voting or transfer of the Shares under the laws of Japan or the United States;

(xiii) Validity of ADRs and ADSs. If any ADSs are to be delivered, upon the issuance by the Depositary of ADSs against the deposit of Common Stock in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued under the Deposit Agreement and will entitle the registered holders thereof to the rights specified in the Deposit Agreement; and if ADRs are to be issued to evidence ADSs, upon the issuance by the Depositary of such ADRs evidencing ADSs against the deposit of Common Stock in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued under the Deposit Agreement and will entitle the registered holders of the ADSs evidenced by such ADRs to the rights specified in the Deposit Agreement and in such ADRs;

(xiv) Dividends. All dividends and other distributions declared and payable on the Common Stock (including payments to the Depositary in respect of any ADSs) may under the laws and regulations of Japan in effect as of the date of this Agreement be paid in Japanese yen that may be converted into foreign currency that may be freely transferred out of Japan, subject to certain exceptions under the Foreign Exchange and Foreign Trade Law of Japan.

(xv) Transfer Taxes. No stamp, issue, registration, documentary or transfer tax or duty or other similar tax or duty (collectively, “Transfer Taxes”) and no capital gains, income or withholding tax or other tax is payable by or on behalf of the International Underwriters to any Japanese taxing or other Japanese governmental authority in connection with (a) the issuance, sale or delivery by the Company of the International Shares to the International Underwriters in the manner contemplated by this Agreement, (b) if any ADSs are to be delivered, the deposit with the Depositary of International Shares against the issuance of ADSs and, if ADRs are to be issued to evidence ADSs, such ADRs evidencing ADSs, (c) assuming that none of the International Underwriters has any permanent establishment in Japan for Japanese tax purposes, the sale by the International Underwriters of the International Shares in the manner contemplated by this Agreement and the Prospectus, (d) assuming that none of the International Underwriters has a permanent establishment in Japan for Japanese tax purposes, the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated therein;

(xvi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its articles of incorporation, board of directors’ regulations, share handling regulations or similar organizational documents, (B) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, Japanese or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”) except, in the case of clause (B) or (C) above, for such violations or defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated therein and in the Registration Statement and, if any ADSs are to be delivered, in the Deposit Agreement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation, board of directors’ regulations, board of corporate auditors’ regulations, share handling regulations or other organizational documents, if any, of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, Japanese or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary;

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect;

(xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, Japanese or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect;

(xix) Enforceability in Japan. This Agreement and, if any ADSs are to be delivered, the Deposit Agreement and the ADRs evidencing the ADSs, if any, are in proper form under the laws of Japan to be enforced against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Japan of this Agreement, the Deposit Agreement, the ADRs or the International Shares, as the case may be, it is not necessary that this Agreement, the Deposit Agreement, the ADRs or the International Shares or any other documents be filed or recorded with any court or other authority in Japan or that any Japanese stamp or similar tax be paid by the International Underwriters or purchasers therefrom on or in respect of this Agreement, the Deposit Agreement, the ADRs or the International Shares or any other document to be furnished hereunder or thereunder;

(xx) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the ADS Registration Statement, or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required;

(xxi) Accuracy of Tax Disclosure. The statements set forth in the Annual Report on Form 20-F, which is incorporated by reference into the Prospectus, under the caption “Taxation”, insofar as they purport to describe the provisions of the laws and regulations of Japan and the United States, as the case may be, or legal conclusions with respect thereto, are accurate and fairly summarize the matters referred to therein in all material respects;

(xxii) Absence of Manipulation. None of the Company, any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), or any person acting on any of their behalf has taken, nor will the Company or any Affiliate of the Company or any person acting on any of their behalf take, directly or indirectly, any action designed to cause or to result in, or that has constituted or that would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares or, if any ADSs are to be delivered, the ADSs;

(xxiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, Japanese or foreign, is necessary or required for the performance by the Company of its obligations under the Global Underwriting Agreements, in connection with the offering, issuance or sale of the Shares or the consummation of the transactions contemplated by the Global Underwriting Agreements or, if any ADSs are to be delivered, under the Deposit Agreement, except (A) such as have already been made or obtained, (B) such as may be required under the 1933 Act or the 1933 Act Regulations or securities laws of any state of the United States or under the laws of any jurisdiction outside Japan and the United States, (C) a securities registration statement in respect of the Japanese Offering and any amendments thereto which have been or, with respect to certain amendments thereto, will be duly filed with the Director General of the Kanto Local Finance Bureau in accordance with the Financial Instruments and Exchange Law of Japan (the “FIEL”), (D) an extraordinary report in respect of the International Offering and any amendments thereto which have been or, with respect to certain amendments thereto, will be duly filed with the Director General of the Kanto Local Finance Bureau under the FIEL, (E) an amended shelf registration statement which has been or will be duly filed with the Director General of the Kanto Local Finance Bureau under the FIEL that describes the extraordinary report in clause (D) above, (F) an application to be filed for commercial registration of the Shares with the relevant Legal Affairs Bureau of the Ministry of Justice of Japan, and (G) reports to be filed with the Minister of Finance of Japan via the Bank of Japan under the Foreign Exchange and Foreign Trade Law of Japan;

(xxiv) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Japanese national or local or any foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(xxv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as contemplated herein and in the Japanese Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”);

(xxvi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any Japanese national or local or any foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(xxvii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act;

(xxviii) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act, the Securities and Exchange Law of Japan and the rules and regulations of the New York Stock Exchange and the Tokyo Stock Exchange is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, the New York Stock Exchange, the Tokyo Stock Exchange and the rules and regulations under the Securities and Exchange Law of Japan, as the case may be, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding disclosure;

(xxix) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxx) Insurance. The Company and its subsidiaries carry, or are entitled to the benefits of, insurance with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied, except where such denial has not resulted in a Material Adverse Effect;

(xxxi) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(xxxii) No Unlawful Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has, directly or indirectly, (A) proposed, made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of (1) any governmental agency, authority or instrumentality in Japan or any other jurisdiction or (2) any entity controlled by such agency, authority or instrumentality or (B) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was or is prohibited under any applicable law, rule or regulation of any locality, including but not limited to Article 11 of the Unfair Competition Prevention Law of Japan or the rules and regulations promulgated thereunder;

(xxxiii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(xxxiv) OFAC. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none the Company or any of its subsidiaries will directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(xxxv) Listing. Application has been made for the Shares to be approved for listing on the Tokyo Stock Exchange and a supplemental listing application has been made with respect to the listing of the ADSs on the New York Stock Exchange; and

(xxxvi) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the International Underwriters or to counsel for the International Underwriters in connection with the transactions contemplated hereby shall be deemed a representation and warranty by the Company to each International Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to International Underwriters; Closing.

(a) International Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Underwriter, severally and not jointly, and each International Underwriter, severally and not jointly, agrees to purchase from the Company, at a price of ¥[            ] per International Share (the “Purchase Price”), the number of International Firm Shares set forth in Schedule A opposite the name of such International Underwriter, plus any additional number of International Firm Shares which such International Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the International Underwriters as they, in their sole discretion, shall make to eliminate any sales or purchases of International Firm Shares constituting less than a unit. The International Underwriters agree initially to offer the International Shares to investors in the United States at a price per International Share of ¥[            ] (or, if any International Shares are to be delivered in the form of ADSs, at a price per ADS of $[            ]) as set forth in the Prospectus.

(b) International Option Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Underwriters to purchase up to [            ] International Option Shares at the Purchase Price. Subject to the following paragraph, the option hereby granted may be exercised in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the International Firm Shares upon written notice by the International Underwriters to the Company, to be given on or before [            ], 2009, setting forth the number of International Option Shares as to which the International Underwriters are then exercising the option. If the option is exercised as to all or any portion of the International Option Shares, each of the International Underwriters, acting severally and not jointly, will purchase that proportion of the total number of International Option Shares then being purchased which the number of International Firm Shares set forth in Schedule A opposite the name of each International Underwriter bears to the total number of International Firm Shares, subject in each case, to such adjustments among the International Underwriters as they, in their sole discretion, shall make to eliminate any sales or purchases of International Option Shares constituting less than a unit.

(c) Payment. Payment of the aggregate Purchase Price for the International Shares shall be made by wire transfer of immediately available funds in Japanese yen at [            ] (Tokyo time) on [            ], 2009 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten Business Days (as defined below) after such date as shall be agreed upon by the International Underwriters and the Company (such time of payment being herein called the “Time of Payment” and such date of payment being herein called the “Date of Payment”); provided, however, that such payment of the aggregate Purchase Price for the International Shares shall be deemed to be made at 11:59 p.m. (Tokyo time) on the Date of Payment. Such payment of the Purchase Price for the International Shares shall be made to the Company by wire transfer of immediately available funds to such account with a bank (the “Payment Handling Bank”) as the Company shall have notified separately to the International Underwriters no later than three Business Days (as defined below) prior to the Date of Payment; provided, however, that the Company shall cause the Payment Handling Bank to return the amount of the aggregate Purchase Price for the International Shares held in such account to the International Underwriters if this Agreement is terminated pursuant to Section 9 prior to [            ] (Tokyo time) on the Date of Payment (such time and date of fulfillment for the International Shares being herein called the “Time of Fulfillment”). “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is a day that settlements are allowed to take place on each of the New York Stock Exchange and the Tokyo Stock Exchange and which is not a day on which banking institutions in either of New York City or Tokyo, Japan are generally authorized or obligated by law or executive order to close.

(d) Delivery of the International Shares. No later than [            ] (Tokyo time) on [            ], 2009 or on such other date as the Company and the International Underwriters shall agree (the “Date of Delivery”), the Company shall deliver, upon instruction of the International Underwriters and through the Book-entry Transfer System of the Japan Securities Depositary Center, Inc. (“JASDEC”) in accordance with the Book-entry Transfer Law, the International Shares for credit to the account of UBS, as agent for the International Underwriters.

It is understood that UBS, or UBS Securities Japan Ltd or its custodian designated by UBS, acting on behalf of Merrill Lynch and Morgan Stanley, is authorized, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the International Shares which each International Underwriter has agreed to purchase. UBS, individually and not as a representative of the International Underwriters, may (but shall not be obligated to) make payment of the purchase price for the International Shares to be purchased by any International Underwriter whose funds have not been received by the Time of Payment, but such payment shall not relieve such International Underwriter from its obligations hereunder.

(e) Delivery of International Shares in the Form of ADSs. On or before [            ], 2009, the International Underwriters will notify the Company of the number of International Shares offered and sold in the International Offering that investors have requested be delivered in the form of ADSs, if any. When delivery of the International Shares is made to UBS, in accordance with Section 2(c) hereof, UBS shall arrange for deposit through the facilities of JASDEC to Citibank, N.A., Tokyo Branch, as custodian under the Deposit Agreement, for the account of the Depositary, of the International Shares to be delivered in the form of ADSs in accordance with the terms of the Deposit Agreement. Subject to the satisfaction of the terms of the Deposit Agreement and confirmation from the Company of payment for the International Shares in accordance with Section 2(c) hereof, the Depositary shall deliver the ADSs to the accounts designated by the International Underwriters at the opening of business in New York on the Date of Delivery.

(f) Pre-Closing. The documents to be delivered at the Time of Payment by or on behalf of the parties hereto pursuant to Section 5 hereof, including any additional documents required by the International Underwriters pursuant to Section 5(m) hereof, will be delivered prior to the Time of Payment to the offices of Simpson Thacher & Bartlett LLP, Ark Mori Building—37th Floor, 12-32 Akasaka 1-chome, Minato-ku, Tokyo 107-6037, Japan (the “Closing Location”), and the International Shares will be delivered as specified above on the Date of Delivery. A meeting will be held at the Closing Location at [            ] (Tokyo time) on the Tokyo business day prior to Date of Payment, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

(g) Transfer Taxes. The Company will bear and pay any Transfer Taxes, including any interest and penalties, on the issuance and sale of the International Shares and their initial resale to subsequent purchasers in accordance with the terms of this Agreement and on the execution and delivery of this Agreement and any value-added tax payable in connection with the expense reimbursement payable by the Company pursuant to this Agreement.

SECTION 3. Covenants. The Company covenants with each International Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A, 430B or 430C and will notify the International Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or, if any ADSs are to be delivered, the ADS Registration Statement, or any new registration statement relating to the International Shares, shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement or, if any ADSs are to be delivered, the ADS Registration Statement, including any document incorporated by reference therein or otherwise deemed to be a part thereof, (iii) of any request by the Commission for any amendment to the Registration Statement or, if any ADSs are to be delivered, the ADS Registration Statement, or the filing of a new registration statement, or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, in each case in connection with the International Shares, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or, if any ADSs are to be delivered, the ADS Registration Statement, or such new registration statement, or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the International Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Company will effect the filings required under Rule 424(b) in connection with the offering of the International Shares, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) in connection with the offering of the International Shares was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the International Shares within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and 1934 Act Documents. The Company will give the International Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or, if any ADSs are to be delivered, the ADS Registration Statement, or any new registration statement relating to the International Shares or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the

International Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the International Underwriters or counsel for the International Underwriters shall reasonably object. The Company has given the International Underwriters notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the International Underwriters notice of its intention to make any such filing from the Applicable Time to the Date of Delivery and will furnish the International Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the International Underwriters or counsel for the International Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the International Underwriters and counsel for the International Underwriters, without charge, signed copies of the Original Registration Statement and of any amendment to the Original Registration Statement and, if any ADSs are to be delivered, the ADS Registration Statement (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to each of the International Underwriters, without charge, a conformed copy of the Original Registration Statement, if any ADSs are to be delivered, of the ADS Registration Statement, and of each amendment thereto (without exhibits). The copies of the Original Registration Statement, if any ADSs are to be delivered, the ADS Registration Statement and any amendment thereto furnished to the International Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each International Underwriter, without charge, as many copies of each preliminary prospectus as such International Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such International Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the International Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the International Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the International Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Underwriters or for the Company, to amend the Registration Statement or, if any ADSs are to be delivered, the ADS Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or, if any ADSs are to be delivered, the ADS Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment, supplement or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the International Shares), and the Company will furnish to the International Underwriters such number of copies of such amendment, supplement or new registration statement as the International Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer

Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or, if any ADSs are to be delivered, the ADS Registration Statement (or any other registration statement relating to the International Shares), the Statutory Prospectus or any preliminary prospectus relating to the International Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the International Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Underwriters, to qualify the International Shares and, if any ADSs are to be delivered, the ADSs for offering and sale under the applicable securities laws of such states and other jurisdictions as the International Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the International Underwriters with such information as is necessary for the determination of the legality of the International Shares for investment under the laws of such jurisdictions as the International Underwriters may request.

(g) Deposit Agreement. If any ADSs are to be delivered, the Company will comply in all material respects with the Deposit Agreement, including taking all necessary steps so that, if ADRs are to be issued to evidence ADSs, such ADRs evidencing ADSs to be delivered to the International Underwriters on the Date of Delivery are executed by the Depositary.

(h) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the International Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(j) Listing. The Company will use its best efforts to effect and, so long as any of the Shares remains outstanding, use its commercially reasonable efforts to maintain, the listing of the Shares on the Tokyo Stock Exchange or an alternative exchange.

(k) Restriction on Sale of Securities. Beginning on the date hereof and ending on, and including, the date that is 180 days after the Date of Payment (the “Lock-Up Period”), the Company will not, without the prior written consent of the Joint Global Coordinators, (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock, ADSs or any other securities of the Company that are substantially similar to Common Stock or ADSs, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the 1933 Act relating to the offer and sale of any Common Stock or ADSs or any other securities of the Company that are substantially similar to Common Stock or ADSs, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or ADSs or any other securities of the Company that are substantially similar to Common Stock or ADSs, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or ADSs or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or

(iii), except, in each case, for (A) the issuance, delivery and sale of the Shares as contemplated under this Agreement and the Japanese Underwriting Agreement, (B) the issuance of Common Stock upon the exercise of stock acquisition rights or warrants attached to the Company’s convertible bonds with stock acquisition rights (shinkabu yoyakukentsuki shasai) outstanding on the date hereof and disclosed as outstanding in the Registration Statement and the Prospectus, (C) the issuance and delivery of shares of Common Stock in connection with any stock split, (D) the allocation of shares of Common Stock to holders of Common Stock of the Company without consideration (kabushiki mushou wariate), (E) the issuance and delivery of stock acquisition rights (shinkabu yoyakuken) or the issuance and delivery of shares of Common Stock upon the exercise of stock acquisition rights, in each case pursuant to employee stock option plans of the Company, (F) the disposition of shares of treasury stock of the Company to retired or resigned executive officers and directors of the Company, in each case pursuant to the established standards set forth in the Company’s stock compensation plans, (G) the issuance and delivery of Common Stock in connection with any merger, share exchange (kabushiki koukan), share transfer (kabushiki iten), demerger (kaisha bunkatsu) or other entity conversion of the Company and (H) the delivery and sale of shares of treasury stock of the Company, in accordance with the Company Law of Japan, to shareholders of the Company holding less than one unit of shares of Common Stock, upon request received from such shareholders in order to increase their holdings to one full unit; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 3(k) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

(l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the International Underwriters, and each International Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the International Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the International Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(n) No Stabilization. None of the Company, any of its Affiliates or any person acting on any of their behalf will take, directly or indirectly, any action designed to cause or to result in, or that will constitute or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares.

(o) Public Announcements. During the period beginning on the date hereof and ending on the Date of Delivery, (A) the Company will not, and will cause its subsidiaries and all other parties acting on its behalf not to, without providing prior written notice to the International Underwriters, issue any public announcement or participate in any press or other financial conference which (1) could reasonably be expected to have a material effect on the price or distribution of the Shares or (2) contradict any of the information contained in the Prospectus, and (B) the Company will notify the International Underwriters promptly of any event or development making untrue or incorrect in any material respect, or of any change materially affecting, any of the representations, warranties, agreements or indemnities made by it herein at any time prior to the Date of Delivery and will take such steps as may be reasonably requested by the International Underwriters to remedy or publicize the same. Notwithstanding the requirements of clause (A) above, if it is not possible for the Company to provide the International Underwriters with the prior written notice required in such clause (A) because such prior written notice would result in a violation of either (x) applicable laws of Japan or rules of the Tokyo Stock Exchange or any administrative guidance relating to such laws or rules or (y) any contractual confidentiality obligation of the Company, then the Company shall instead provide the International Underwriters with written notice of any such public announcement or press or other financial conference as soon as practicable after the occurrence of such public announcement or press or other financial conference.

(p) Notice to the Director of the Kanto Local Finance Bureau. Following the execution of this Agreement, the Company will file in a timely manner all related documents required to be submitted to the Director General of the Kanto Local Finance Bureau under the FIEL.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and, if any ADSs are to be delivered, the ADS Prospectus as originally filed and any amendments thereto, (ii) the preparation, printing and delivery to the International Underwriters of this Agreement, the Intersyndicate Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the International Shares and, if any ADSs are to be delivered, the ADSs, (iii) the preparation, issuance and delivery of the International Shares and, if any ADSs are to be delivered, the ADSs and, if ADRs are to be issued to evidence ADSs, such ADRs evidencing ADSs, to the International Underwriters, including any Transfer Taxes and any stamp or other similar duties payable upon the issuance, sale or delivery of the International Shares and, if any ADSs are to be delivered, the ADSs to the International Underwriters and any charges of clearing agencies in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents or registrars), (v) the printing and delivery to the International Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, including the Canadian Wrapper, and any costs associated with electronic delivery of any of the foregoing by the International Underwriters to investors, (vi) the preparation, printing and delivery to the International Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vii) all costs of advertising and legal notices, (viii) if any ADSs are to be delivered, the fees and expenses, including the fees and disbursements of counsel, if any, of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs and ADSs, (ix) if any ADSs are to be delivered and if ADRs are to be issued to evidence ADSs, the fees and expenses incurred in connection with the qualification of the ADRs for deposit with The Depository Trust Company; (x) the fees and expenses incurred in connection with the listing of the Shares on the Tokyo Stock Exchange and the Osaka Securities Exchange and the supplemental listing application made with respect to the listing of the ADSs on the New York Stock Exchange; (xi) the fees and expenses of the Authorized Agent (as defined in Section 13 hereof); and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the International Shares made by the International Underwriters caused by a breach of the representation contained in the seventh paragraph of Section 1(a)(ii).

(b) Termination of Agreement. If this Agreement is terminated by the International Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the International Underwriters for all of their out-of-pocket expenses reasonably incurred, including the reasonable fees and disbursements of counsel for the International Underwriters.

SECTION 5. Conditions of International Underwriters’ Obligations. The obligations of the several International Underwriters hereunder are subject to the accuracy of the representations and warranties of the

Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company by or at each of the Time of Payment and the Time of Fulfillment, as the case may be, of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement and, if any ADSs are to be delivered, the ADS Registration Statement has become effective and at each of the Time of Payment and the Time of Fulfillment no stop order suspending the effectiveness of the Registration Statement or, if any ADSs are to be delivered, the ADS Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Underwriters. A prospectus containing the Rule 430 Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the International Shares within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion and Letter of U.S. Counsel for Company. At the Time of Payment, the International Underwriters shall have received the favorable opinion and a letter, each dated as of the Date of Payment, of Davis Polk & Wardwell LLP, United States counsel for the Company, in form and substance satisfactory to counsel for the International Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the International Underwriters may reasonably request.

(c) Opinion and Letter of Japanese Counsel for Company. At the Time of Payment, the International Underwriters shall have received the favorable opinion, dated as of the Date of Payment, of Mitsui Company, Japanese counsel for the Company, in form and substance satisfactory to counsel for the International Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the International Underwriters may reasonably request.

(d) Opinion and Letter of U.S. Counsel for International Underwriters. At the Time of Payment, the International Underwriters shall have received the favorable opinion and a letter, each dated as of Date of Payment, of Simpson Thacher & Bartlett LLP, United States counsel for the International Underwriters, with respect to such matters as the International Underwriters may reasonably require.

(e) Opinion and Letter of Japanese Counsel for the International Underwriters. At the Time of Payment, the International Underwriters shall have received the favorable opinion and a letter, each dated as of the Date of Payment, of Nagashima Ohno & Tsunematsu, Japanese counsel for the International Underwriters, with respect to such matters as the International Underwriters may reasonably require.

(f) Opinion of Counsel for the Depositary. If any ADSs are to be delivered, at the Time of Payment, Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, shall have furnished to the International Underwriters their written opinion, dated the Date of Payment, in form and substance satisfactory to counsel for the International Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the International Underwriters may reasonably request.

(g) Officers’ Certificate. At the Time of Payment, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the International Underwriters shall have received a certificate signed by an authorized Officer of the Company, dated as of the Date of Payment, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Time of Payment, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Time of Payment, and (iv) no stop order suspending the effectiveness of the Registration Statement or, if any ADSs are to be delivered, the ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to his or her knowledge, contemplated by the Commission.

(h) Certificate of Chief Financial Officer. At the time of the execution of this Agreement and at the Time of Payment, the International Underwriters shall have received a certificate of the chief financial officer of the Company, dated as of the date of this Agreement and the Date of Payment, respectively, in form and substance satisfactory to the International Underwriters with respect to certain financial information contained in the Registration Statement and the Prospectus.

(i) Accountant’s Comfort Letters. At the time of the execution of this Agreement, the International Underwriters shall have received from KPMG a letter dated such date, in form and substance satisfactory to the International Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(j) Bring-down Comfort Letter. At the Time of Payment, the International Underwriters shall have received from KPMG a letter, dated as of the Date of Payment, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Time of Payment.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Japanese, U.S. federal, state or foreign governmental or regulatory authority that would, as of each of the Time of Payment and the Time of Fulfillment, prevent the issuance or sale of the Shares; and no injunction or order of any Japanese, U.S. federal, state or foreign court shall have been issued that would, as of each of the Time of Payment and the Time of Fulfillment, prevent the issuance or sale of the Shares.

(l) Approval of Listing. At the Time of Payment, the Shares shall have been approved for listing on the Tokyo Stock Exchange and the supplemental listing application with respect to the listing of the ADSs on the New York Stock Exchange shall have been approved.

(m) Additional Documents. At the Time of Payment, counsel for the International Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the International Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the International Shares as herein contemplated shall be satisfactory in form and substance to the International Underwriters and counsel for the International Underwriters.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the International Underwriters by notice to the Company at any time at or prior to the Time of Fulfillment, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14 and 15 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of International Underwriters. The Company agrees to indemnify, defend and hold harmless each International Underwriter, its partners, directors, officers, members, Affiliates, and selling agents and each person, if any, who controls any International Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or, if any ADSs are to be delivered, in the ADS Registration Statement (or any amendment thereto), including the Rule 430 Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission of a material fact, or any such alleged untrue statement or omission of a material fact; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the International Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission of a material fact, or any such alleged untrue statement or omission of a material fact, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Underwriter expressly for use in the Registration Statement (or any amendment or supplement thereto), including the Rule 430 Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each International Underwriter severally but not jointly agrees to indemnify, defend and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430 Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Underwriter expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice in writing as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the International Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by (a) (ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters on the other hand from the offering of the International Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the International Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the International Underwriters on the other hand in connection with the offering of the International Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Shares pursuant to this Agreement (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the International Shares as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the International Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages and expenses referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding that is the subject of the indemnification provisions set forth in Section 6 hereof.

The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.

Notwithstanding the provisions of this Section 7, no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the International Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an International Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each International Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such International Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of International Shares set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any International Underwriter or its Affiliates or selling agents, any person controlling any International Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the International Shares.

SECTION 9. Termination of Agreement.

(a) Termination; General. The International Underwriters may terminate this Agreement, by notice to the Company at any time at or prior to Time of Fulfillment (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any change, or any development involving a prospective change, in the condition, financial, operational, legal or otherwise, or in the results of operations, business affairs or prospects of the Company and its subsidiaries considered as one enterprise, in each case the effect of which change or development is, in the judgment of the International Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, (ii) if there has occurred any material adverse change in the financial markets in Japan, the United Kingdom, the United States, or in the international financial markets, any acts of terrorism, outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which change or development is, in the judgment of the International Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the Tokyo Stock Exchange or the New York Stock Exchange, or if trading generally on the Tokyo Stock Exchange, the New York Stock Exchange, the London Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority of the United States, the

Financial Services Agency of Japan, the U.K. Listing Authority or any other governmental authority, (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in Japan or the United States, or with respect to the Clearstream or Euroclear systems in Europe, (v) if there occurs any change or development involving a prospective change in Japanese taxation that would reasonably be expected to have an adverse effect on the Company, the International Shares or the transfer thereof, or (vi) if a banking moratorium has been declared by any relevant authority in Japan, the United Kingdom, the United States generally or New York State.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14 and 15 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the International Underwriters. If one or more of the International Underwriters shall fail at the Time of Payment to make payment for any of the International Shares which it or they are obligated to purchase under this Agreement (the “Defaulted International Shares”), the International Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted International Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the International Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted International Shares does not exceed 10% of the aggregate principal amount of the International Shares to be purchased hereunder, each of the non-defaulting International Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Underwriters or

(ii) if the number of Defaulted International Shares exceeds 10% of the aggregate principal amount of the International Shares to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting International Underwriter.

No action taken pursuant to this Section shall relieve any defaulting International Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting International Underwriters or the Company shall have the right to postpone the Time of Fulfillment for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term “International Underwriter” includes any person substituted for an International Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Underwriters shall be directed to the International Underwriters c/o UBS at 299 Park Avenue, New York, New York 10171-0026, MERRILL LYNCH & CO., Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, New York 10080 and Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York 10036; and notices to the Company shall be directed to it at Mita NN Building, 4-1-23 Shiba, Minato-ku, Tokyo 108-0014, attention of Executive Officer, Corporate Planning and Financial Control Headquarters.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the International Shares pursuant to this Agreement, including the determination of the public offering price of the International Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several International Underwriters, on the other hand, (b) in connection with the Global Offering and the process leading to the Global Offering, each

International Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its stockholders, creditors, employees or any other party, (c) no International Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Global Offering or the process leading thereto (irrespective of whether such International Underwriter has advised or is currently advising the Company on other matters) and no International Underwriter has any obligation to the Company with respect to the Global Offering except the obligations expressly set forth in this Agreement, (d) the International Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the International Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Global Offering and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Consent to Jurisdiction; Appointment of Agent for Service of Process. Each of the Company and the International Underwriters irrevocably (i) agrees, for the benefit of the International Underwriters, that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each a “New York Court”), (ii) waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such legal suit, action or proceeding and agrees not to plead or claim in any such legal suit, action or proceeding that any such legal suit, action or proceeding has been brought in an inconvenient forum and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Nothing herein shall in any way be deemed to limit the ability of the International Underwriters and the other persons referred to in Sections 6 and 7 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Japan. The Company has appointed ORIX USA Corporation, 245 Park Avenue, 20th Floor, New York, NY 10167, U.S.A., as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any International Underwriter or by any person who controls any International Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that its Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the respective Authorized Agent and written notice of such service mailed or delivered to the Company at the address of the Company provided in Section 11 hereof shall be deemed in every respect, effective service of process upon the Company.

SECTION 14. Tax Indemnity. All sums payable by the Company under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of a similar nature imposed by Japan, or by any department, agency or other political subdivision or taxing authority thereof, and all interest, penalties or similar liabilities with respect thereto (“Japanese Taxes”). If any Japanese Taxes are now, or subsequently become, required by law to be deducted or withheld in connection with such payments, the Company will increase the amount to be paid so that the full amount due is received; provided, however, that this Section 14 shall not apply to any Japanese Taxes required to be deducted or withheld as a consequence of a connection between the International Underwriter and Japan, or any department, agency or other political subdivision or taxing authority thereof, other than this Agreement.

SECTION 15. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company, solely to the extent that it bears liability in respect of such judgment or order, will indemnify each International Underwriter against any loss incurred by such International Underwriter as a result of any variation as between (i) the rate of exchange between the judgment currency and the United States dollar as of the date such judgment or order is entered and (ii) the rate of exchange at which such International Underwriter is first able to purchase United States dollars through normal banking procedures in the City of New York with the amount of the judgment currency actually received by such International Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

SECTION 16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the International Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 17. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Underwriters and the Company and their respective successors and the controlling persons and officers, directors, partners, members, Affiliates and selling agents referred to in Sections 6 and 7 and their respective successors, heirs, legal representatives and executors and administrators, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Underwriters and the Company and their respective successors, and said controlling persons and officers, directors, partners, members, Affiliates and selling agents and their respective successors, heirs, legal representatives and executors and administrators, and for the benefit of no other person, firm or corporation. No purchaser of International Shares from any International Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Underwriters and the Company in accordance with its terms.

Very truly yours,

ORIX CORPORATION

By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

UBS SECURITIES LLC

By
Authorized Signatory

By
Authorized Signatory

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By
Authorized Signatory

SCHEDULE A

Name of International Underwriter	Number of International Firm Shares
UBS Securities LLC	[ ]
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	[ ]
Morgan Stanley & Co. Incorporated	[ ]

Total	[ ]

Sch. A-1

SCHEDULE B

1.	With respect to investors electing delivery in the form of Shares:

Initial Public Offering Price per Share: ¥[ ]

2.	With respect to investors electing delivery in the form of ADSs:

Initial Public Offering Price per ADS: $[ ][1]

1	As prescribed in Section 2(c) of the International Underwriting Agreement, the payment by the International Underwriters of the purchase price for the Shares (including for the Shares to be delivered in the form of ADSs) will be made in Japanese yen. For purposes of determining the initial public offering price per ADS above, the U.S. dollar equivalent shall be calculated at a rate of U.S. $1 to ¥[ ].

Sch. B-1

SCHEDULE C

Sch. C-1

Exhibit A

FORM OF OPINION OF COMPANY’S U.S. COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

Ex. A-1

Exhibit B

FORM OF OPINION OF COMPANY’S JAPANESE COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

Ex. B-1

Exhibit C

FORM OF OPINION OF COUNSEL FOR THE DEPOSITARY

TO BE DELIVERED PURSUANT TO SECTION 5(f)

Ex. C-1